Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Reports First Quarter Results

Company Also Announces CFO Succession Plan

LIVERMORE, Calif. — April 26, 2011 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2011 that ended on March 26, 2011. Quarterly revenues were $40.4 million, down 8% from $43.9 million in the fourth quarter of fiscal 2010, and up 2% from $39.7 million in the first quarter of fiscal 2010.

On a GAAP basis net loss for the first quarter of fiscal 2011 was $21.4 million or $(0.42) per fully-diluted share, compared to a net loss for the fourth quarter of fiscal 2010 of $20.4 million or $(0.40) per fully-diluted share and a net loss for the first quarter of fiscal 2010 of $38.2 million or $(0.77) per fully-diluted share. The first quarter of fiscal 2011 results include impairment charges of $0.4 million, or ($0.01) per fully diluted share.  A pre-tax restructuring charge of $1.0 million, or $(0.02) per fully diluted share, was also recorded in the first quarter of 2011 primarily related to employee termination benefits.

On a Non-GAAP basis, net loss for the first quarter of fiscal 2011 was $16.1 million or $(0.32) per fully-diluted share, compared to a net loss for the fourth quarter of fiscal 2010 of $14.9 million or $(0.29) per fully-diluted share and a net loss for the first quarter of fiscal 2010 of $29.4 million or $(0.59) per fully-diluted share.

“Through Q1 we continued to see steady improvements in the first stage of our turnaround plan,” said Tom St. Dennis, CEO of FormFactor. “We made significant progress on customer adoption of the Matrix platform and were qualified at another major DRAM customer.  Expense management and cash consumption remain a priority as we continue to align the company’s structure with revenue levels.”

The company also announced the promotion of Michael Ludwig to Sr. Vice President and Chief Financial Officer effective May 16, 2011. Mr. Ludwig will succeed Richard DeLateur who has served as Chief Financial Officer since May 19, 2010.  In addition, the company announced the appointment of Mr. DeLateur to serve as a Director of the company effective May 16, 2011.

Carl Everett, Chairman of the FormFactor Board of Directors, commented on the appointments, “We are very fortunate to have Mike stepping into the CFO role.  Mike has been instrumental in helping Richard direct FormFactor’s turnaround and will continue to work closely with Richard through the next several weeks as part of our CFO succession.  Additionally, I am very pleased that Richard will remain focused on FormFactor as we position the company for future growth through his service on the Board of Directors. Richard will continue to stay closely involved in our turn around progress as part of his Board of Directors responsibilities.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until April 29, 2011 at 9:00 p.m. PDT, and can be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering confirmation code 16405944.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is a leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for DRAM and Flash memory devices and certain other semiconductor devices, the company’s ability to complete qualification of its Matrix platform products for both DRAM and Flash memory applications at major memory customers; the rate at which semiconductor manufacturers adopt the company’s Matrix platform products and request repeat orders; the company’s ability to bring its manufacturing structure and operating expenses in line with revenues; the impact on the company’s business of environmental and other disasters, such as flooding, earthquakes, volcanic eruptions or leakage from nuclear reactors, or a combination thereof. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 25, 2010, as filed with the SEC, and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 26,	March 27,
	2011	2010

Revenues	$40,428	$39,666
Cost of revenues	36,359	41,994
Gross profit (loss)	4,069	(2,328)

Operating expenses:
Research and development	11,560	15,091
Selling, general and administrative	12,387	17,867
Restructuring charges	1,038	3,550
Impairment of long-lived assets	351	—
Total operating expenses	25,336	36,508
Operating loss	(21,267)	(38,836)

Interest income, net	424	775
Other income (expense), net	(374)	117
Loss before income taxes	(21,217)	(37,944)
Provision for (benefit from) income taxes	207	240

Net loss	$(21,424)	$(38,184)

Net loss per share:
Basic and Diluted	$(0.42)	$(0.77)

Weighted-average number of shares used in per share calculations:

Basic and Diluted	50,636	49,890

Reconciliation of Non-GAAP Net loss:

	Three Months Ended
	March 26,	March 27,
	2011	2010

GAAP Net loss	$(21,424)	$(38,184)
Stock-based compensation, net of related income-tax impact *	3,969	5,258
Restructuring charges, net of related income-tax impact *	1,038	3,550
Impairment of long-lived assets, net of related income-tax impact *	351	—
Non-GAAP Net loss	$(16,066)	$(29,376)

Non-GAAP Net loss per share:
Basic and Diluted	$(0.32)	$(0.59)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	50,636	49,890

*  There was no related income tax impact to stock-based compensation, restructuring and impairment charges in fiscal 2010 and fiscal 2011 as a result of the valuation allowance recorded after the second quarter of fiscal 2009.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	March 26,	December 25,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$116,142	$121,207
Marketable securities	217,090	226,028
Restricted cash	383	383
Accounts receivable, net	23,648	28,598
Inventories	22,953	25,003
Deferred tax assets, net	278	329
Prepaid expenses and other current assets	11,321	14,743
Total current assets	391,815	416,291
Restricted cash	297	297
Property and equipment, net	36,053	37,311
Deferred tax assets, net	4,877	5,445
Other assets	5,899	6,710
Total assets	$438,941	$466,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,035	$14,948
Accrued liabilities	15,555	24,045
Income taxes payable	—	1,894
Deferred revenue	4,774	4,637
Total current liabilities	36,364	45,524
Long-term income taxes payable	4,243	4,248
Deferred rent and other liabilities	5,071	5,081
Total liabilities	45,678	54,853
Stockholders’ equity:
Common stock and capital in excess of par value	654,538	651,315
Accumulated other comprehensive income	2,290	2,027
Retained earnings (accumulated deficit)	(263,565)	(242,141)
Total stockholders’ equity	393,263	411,201
Total liabilities and stockholders’ equity	$438,941	$466,054